SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 1, 2003
(Date of earliest event reported)

SCOLR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24693	91-1689591

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8340 154th Avenue NE Redmond, Washington 98052

(Address of principal executive offices and zip code)

(425) 883-9518

(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

1

Item 5. OTHER EVENTS
Signature

SCOLR, INC.
FORM 8-K

Item 5. OTHER EVENTS

     SCOLR, Inc. (the “Company”) entered into an Evaluation Agreement for Drug Delivery Systems dated as of August 1, 2003 (the “Agreement”) with a leading Fortune 100 technology based company operating in 70 countries and offering a range of products and services to agricultural, nutritional, chemical, pharmaceutical and industrial markets (the “Contract Party”). Pursuant to this Agreement, the Company and the Contract Party will work together to identify potential opportunities where the Company’s technology might be useful in complementing the Contract Party’s offerings and potentially accelerating the Company’s introduction of its CDT® platform to the pharmaceutical market.

     Under the terms of the Agreement, the companies will work exclusively with each other in developing certain mutually agreed upon commercial pharmaceutical compounds employing the CDT platform. Upon successful completion of development of an identified compound, the Contract Party will have the exclusive right to negotiate a license agreement with SCOLR for a specified period of time. The Agreement has an initial term of one year. The companies have already identified and begun work on the first potential opportunity (molecule).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR, INC. (Registrant)

August 14, 2003	By:	/s/ Steven H. Moger

(Date)	Steven H. Moger Chief Financial Officer

2